FORM OF PROMISSORY NOTE


$___________                                      ___________________, 1998



FOR VALUE RECEIVED, the undersigned, I-LINK INCORPORATED, a Florida corporation (the "Maker"),promises to pay to the order of WINTER HARBOR, L.L.C., a Delaware limited partnership (the "Payee"), upon demand by Payee, the principal sum of $__________, together with interest thereon at a rate equal to the prime rate as set forth in the Wall Street Journal (Western Edition) plus one (1) percentage point.

     1. Prepayments. This Note may be voluntarily prepaid in whole or in part without premium or penalty at any time and from time to time; provided, however, that each partial prepayment shall be in the aggregate principal amount of not less than $100,000 or an integral multiple of $50,000 in excess thereof. In making a prepayment in whole, the Maker shall pay all accrued interest through the date of such prepayment.

     2. Payment on Business Days. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest in connection with such payment.

     3. Form of Payment. All payments made pursuant to the terms of this Note shall be made in lawful money of the United States of America and shall be payable to the Payee at its principal office located at 11400 Skipwith Lane, Potomac, Maryland 20854 or at such other place as the Payee shall have designated to the Maker in writing.

     4. Choice of Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware with the exception of the conflicts of laws provisions thereof.

     5. Events of Default. Upon the occurrence of any Event of Default, the Payee may at its option by written notice to the Maker declare the entire unpaid principal amount of this Note, together with all unpaid interest and all other amounts payable hereunder, immediately due and payable.

     6. Collection Expenses. If at any time the indebtedness evidenced by this Note is collected through legal proceedings or this Note is placed in the hands of attorneys for collection, the Maker and each endorser of this Note hereby jointly and severally agree to pay all costs and expenses (including reasonable attorneys' fees) incurred by the holder of this Note in collecting or attempting to collect such indebtedness.

     7. Waivers. To the extent permitted by law, except as otherwise provided herein, the Maker and each endorser of this Note, and their respective successors and assigns, hereby severally waive presentment; protest and demand; notice of protest, demand, dishonor and nonpayment; diligence in collection, and any relief whatever from the valuation or appraisement laws of any state.
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     IN WITNESS WHEREOF, the Maker has executed this Note as of the date and year first above written.


                                   I-LINK INCORPORATED




                                   By:_________________________________
                                        John Edwards, President

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